UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

EVANS BREWING COMPANY INC

(Exact name of registrant as specified in its charter)

DELAWARE	000-54995	46-3031328
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3815 S. Main Street, Santa Ana, CA 92707

(Address of principal executive offices) (zip code)

                              (714)708-0082

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 15, 2015, the Board of Directors approved an amendment to the Certificate of Incorporation of Evans Brewing Company Inc. (the “Company”) to change the capital structure of the Company, and recommended the amendment to the shareholders of the Company. On October 15, 2015, the shareholders approved the change to the Company’s capital structure and the filing of a Certificate of Amendment to the Certificate of Incorporation to change the capital structure of the Company.

On October 20, 2015, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware to change the capital structure of the Company (the “Amendment”). The Amendment became effective on the date of filing.

Change in Capital Structure

Pursuant to the Amendment, the Company is now authorized to issue 10,000,000 shares, par value $0.0001 per share of preferred stock. Additionally, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth in the Amended Certificate of Incorporation, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

The Company’s authorized capital stock now consists of 110,000,000 shares, each with a par value of $0.0001 per share, of which:

●    100,000,000 shares are designated as common stock.

●    10,000,000 shares are designated as preferred stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation dated October 20, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Brewing Company Inc.

Date: October 22, 2015	/s/ Michael J Rapport
Michael J. Rapport, Chief Executive Officer
Evans Brewing Company Inc.

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